SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - September 24, 1999

MELLON BANK CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-7410 (Commission File Number)	25-1233834 (I.R.S. Employer Identification No.)

	One Mellon Bank Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.        OTHER EVENTS

    On September 24, 1999, Mellon Bank (MD) National Association completed the previously announced sale to Sandy Spring National Bank of Maryland, a subsidiary of Sandy Spring Bancorp. Inc., of seven retail offices of Mellon Bank (MD) located in Montgomery and Ann Arundel counties, Maryland and Northern Virginia, together with approximately $221 million in deposits and a portfolio of consumer and small business loans.

    On September 30, 1999, Mellon Bank Corporation completed the previously announced sale to Chase Mortgage Company, a subsidiary of The Chase Manhattan Corporation, of the residential mortgage business of Mellon Bank, N.A. The sale included a $55 billion servicing portfolio with 630,000 customers, warehouse loans and other assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON BANK CORPORATION

Date: October 4, 1999	By: /s/ STEVEN G. ELLIOTT Steven G. Elliott Senior Vice Chairman and Chief Financial Officer